As filed with the Securities and Exchange Commission on July 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
TUFIN SOFTWARE TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5 HaShalom Road, ToHa Tower
Tel Aviv 6789205, Israel
+972 (3) 612-8118
(Address and telephone number of registrant’s principal executive offices)
Tufin Software North America, Inc.
10 Summer Street, Suite 605
Boston, Massachusetts 02110-1292
+1 (877) 270-7711
(Name, address and telephone number of agent for service)
Copies to:

Colin Diamond, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 +1 (212) 819-8200	Shachar Hadar, Adv. Meitar | Law Offices 16 Abba Hillel Silver Road Ramat Gan 52506, Israel +972 (3) 610-3100
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company  ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering:
Ordinary Shares, par value NIS 0.015 per share	--	--	--
Debt Securities	--	--	--
Rights
Warrants	--	--	--
Units	--	--	--
Subtotal Primary Offering		$100,000,000(3)	$12,980(3)
Secondary Offering:
Ordinary Shares, par value NIS 0.015 per share	13,133,358	$128,706,908(4)	$16,706(4)
Total		$228,706,908	$29,686
__________________
(1)There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $100.0 million. In addition, up to 13,133,358 ordinary shares may be sold from time to time pursuant to this registration statement by the selling shareholders. In addition, pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share dividends, share splits or similar transactions.
(2)Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a share dividend, share split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, share split or similar transaction. Separate consideration may or may not be received for any of these securities.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $100.0 million. Pursuant to Rule 457(o), the registration fee is calculated based on the maximum aggregate offering price of all securities listed.
(4)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the ordinary shares as reported on the New York Stock Exchange on July 2, 2020.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 6, 2020.
PROSPECTUS
$100,000,000
Ordinary Shares
Debt Securities
Rights
Warrants
Units
Offered by the Company
and
Up to 13,133,358 Ordinary Shares
Offered by the Selling Shareholders
We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
In addition, the selling shareholders may offer and sell up to 13,133,358 of our ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.
We are registering these ordinary shares pursuant to an amended and restated investors’ rights agreement that we entered into with certain of the selling shareholders. The selling shareholders may offer and sell their ordinary shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution.”
In addition, we may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we or, if required under the Securities Act of 1933, as amended, a selling shareholder, sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
Our ordinary shares are listed on the New York Stock Exchange under the symbol “TUFN.” On July 2, 2020, the last reported sale price of our ordinary shares was $9.81 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                              , 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings, and the selling shareholders may also offer and sell our ordinary shares under this prospectus. Each time we or, if required under the Securities Act of 1933, as amended, or the Securities Act, a selling shareholder sells securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”
Neither we nor any selling shareholders have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States: Neither we nor the selling shareholders have done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, “Tufin,” “we,” “us,” “our” and similar terms refer to Tufin Software Technologies and its subsidiaries on a consolidated basis.
The term “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar” and “$” refer to U.S. dollars, the lawful currency of the United States.
Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “Tufin” design logo is the property of Tufin Software Technologies Ltd. Tufin® is our registered trademark in the United States. We have several other trademarks, service marks and pending applications relating to our products. In particular, although we have omitted the “®” and “™” trademark designations in this prospectus from each reference to Unified Security Policy, Tufin Orchestration Suite, SecureChange, SecureTrack, SecureApp and Tufin SecureCloud, all rights to such trademarks are nevertheless reserved. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are usually identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “projection,” “should,” “strategy,” “will,” or similar expressions. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

THE COMPANY
We are pioneering a policy-centric approach to security and IT operations. We transform enterprises’ security operations by helping them visualize, define and enforce a unified security policy across complex, heterogeneous IT and cloud environments. Our products govern how individuals, systems and applications are permitted to communicate and provide policy-based security automation, enabling customers to reduce the time to implement complex network changes from days to minutes. Our solutions increase business agility, eliminate errors from manual processes and ensure continuous compliance through a single console.
Cybersecurity is critical for enterprises of all sizes. As enterprises embrace digital transformation and adopt new technologies such as cloud-based services, software-defined networks, microservices and containers, the IT and cloud environments become increasingly complex and vulnerable to attack. In response to the heightened threat environment, lack of a defined network perimeter and a constantly changing attack surface, enterprises continue to implement additional firewalls, endpoint security, identity and access management and other security solutions. However, we believe most enterprises lack effective and comprehensive security policy management, which results in a trade-off between the necessary security posture and business requirements for speed, agility and innovation.
We believe a new approach to enterprise security is necessary — a data-driven framework centered on policy management and operationalized through policy-based automation, enhancing compliance and security while improving operational efficiency. To address this need, we have developed highly differentiated technology with four main pillars, as described below.
•Policy-centric approach. We enable enterprises to visualize, define and enforce a unified security policy that acts as the foundation of governance and control, replacing ad-hoc configurations across fragmented networks.
•Automated network changes. We automate the network change process across complex, heterogeneous environments, increasing business agility, enabling faster application deployment and reducing human error.
•Data-driven insights. Our approach draws data from across a customer’s IT and cloud environments, providing insights on connectivity and end-to-end visibility across the network.
•Open and extensible framework. Our open solutions serve as a centralized control layer for our customers’ networks and can connect to a wide range of third-party technologies through application program interfaces, or APIs.
Our principal executive offices are located at 5 HaShalom Road, ToHa Tower, Tel Aviv 6789205, Israel, and our telephone number is +972 (3) 612-8118.

RISK FACTORS
Investing in any securities described in this prospectus involves risks. You should carefully consider the risk factors set forth in our most recent annual report on Form 20-F and the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement hereto, before making a decision to invest in our securities. See “Where You Can Find More Information.”

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $100.0 million. The selling shareholders may sell from time to time pursuant to this prospectus up to 13,133,358 ordinary shares. The actual price per share of the ordinary shares that we or the selling shareholders will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities by the company that may be offered hereby for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.
We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2020. You should read this information in conjunction with the financial information incorporated by reference into this prospectus.

(in thousands, except share and per share amounts)	As of March 31, 2020
Cash and cash equivalents	$117,511
Ordinary shares of NIS 0.015 par value per share: 150,000,000 shares authorized and 35,607,022 shares issued and outstanding	147
Additional paid-in capital	166,840
Accumulated deficit	(85,476)
Total shareholders’ equity	81,511
Total capitalization	$81,511

SELLING SHAREHOLDERS
The selling shareholders may sell from time to time, pursuant to this prospectus, an aggregate of up to 13,133,358 of our ordinary shares. All of these shares were acquired as a result of holding or owning our preferred shares prior to the consummation of our initial public offering on April 11, 2019. The selling shareholders consist of those shareholders who have the right to include their securities in a registration or offering effected by us under the terms of our amended and restated investors’ rights agreement, dated March 6, 2019.
The following table sets forth information with respect to the selling shareholders’ beneficial ownership of our ordinary shares as of June 1, 2020.The number of ordinary shares owned prior to any offerings represents all of the ordinary shares that the selling shareholders may offer hereunder. The percentage of shares beneficially owned prior to any offerings is based on 35,645,857 ordinary shares outstanding as of June 1, 2020. The selling shareholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”
The number of ordinary shares beneficially owned by each selling shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any ordinary shares over which the selling shareholder has sole or shared voting power or investment power as well as any shares that are exercisable or exercisable within 60 days of June 1, 2020.

Edouard Cukierman and Yair Shamir, members of our board of directors, are affiliated with Catalyst Investments. Ohad Finkelstein and Yuval Shachar, members of our board of directors, are affiliated with Marker LLC. The remaining selling shareholders have not had any material relationship with us within the past three years.

	Shares Beneficially Owned Prior to Offering		Shares Registered		Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	%	Number	%	Number	%
Catalyst Private Equity Partners (Israel) II, Limited Partnership(1)	4,495,651	12.6%	4,495,651	12.6%	*	*
Entities affiliated with Marker LLC(2)	4,452,410	12.5%	4,452,410	12.5%	*	*
SBT Venture Fund I L.P.(3)	1,615,536	4.5%	1,615,536	4.5%	*	*
Entities affiliated with Vintage Investment Partners(4)	2,569,761	7.2%	2,569,761	7.2%	*	*
__________________
*To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.
(1)Shares beneficially owned prior to this offering consist of 4,495,651 shares held by Catalyst Private Equity Partners (Israel) II,
         Limited Partnership, or Catalyst Israel.. Catalyst Israel holds 1,604,947 shares in trust for Catalyst Private Equity Partners (Israel B) II L.P., or Catalyst Israel B, and 314,696 shares in trust for Catalyst Private Equity Partners (Israel C) II, L.P., or Catalyst Israel C. The general partner of Catalyst Israel, Catalyst Israel B and Catalyst Israel C is Catalyst Investments II L.P. The general partner of Catalyst Investments II L.P. is Catalyst Equity (2006) Ltd. The Catalyst Equity (2006) Ltd. board of directors is comprised of Edouard Cukierman, Yair Shamir, Roger Cukierman and Luc Muller. Voting and investment power over the shares resides with the board of directors of Catalyst Equity (2006) Ltd. The address of the foregoing entities and individuals is c/o Catalyst Private Equity, 28 Haarbaa Street, Tel Aviv 6473925, Israel.
(2)Shares beneficially owned prior to this offering consist of 473,968 shares held by Marker II LP, 1,184,919 shares held by Marker Lantern II Ltd. and 2,793,523 shares held by Marker TF Investments Ltd. Richard Scanlon is the sole director of the managers and the general partner, as the case may be, of each of the foregoing entities. Ohad Finkelstein and Yuval Shachar are independent members of the investment committee of each of the foregoing entities. Voting and investment power over the shares held by such entities resides with the general partner and the members of any such investment committee. The address of the foregoing entities and individuals is c/o Marker LLC, 10 East 53rd Street, New York, New York 10022.
(3)SBT Venture Fund I L.P. is advised by Sberbank (Sberbank of Russia) is a public company a majority of whose shares are owned by the Central Banks of the Russian Federation. The address of SBT Venture Fund I L.P. is c/o Sberbank, 1 East Poultry Avenue, London, EC1A 9PT, United Kingdom.
(4)Shares beneficially owned prior to this offering consist of 827,857 shares held by Vintage Co-Investment Fund I (Cayman), LP, 871,913 shares held by Vintage Secondary Fund III (Cayman), L.P., 280,041 shares held by Vintage Secondary Fund III (Israel), L.P. and 589,950 shares held by Vintage Co-Investment Fund I (Israel), L.P. The general partner of Vintage Co-Investment Fund I (Cayman), LP and Vintage Co-Investment Fund I (Israel), L.P. is Vintage Investments 5 LP. The general partner of Vintage Investments 5 LP is Vintage Fund 5 Ltd. The general partner of Vintage Secondary Fund III (Cayman), L.P. and Vintage Secondary Fund III (Israel), L.P. is Vintage Investments VI, LP. The general partner of Vintage Investments VI, LP is Vintage Fund 6 Ltd.Voting and investment power over the shares resides with the applicable general partner. The address of the foregoing entities and individuals is c/o Vintage Investment Partners, 12 Abba Eban Avenue, Ackerstein Towers Building D, 10th Floor, Herzliyah Pituach 46120, Israel.

DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.
We may sell from time to time, in one or more offerings, ordinary shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100.0 million.

DESCRIPTION OF ORDINARY SHARES
Our authorized share capital consists of 150,000,000 ordinary shares, par value NIS 0.015 per share, of which 35,645,857 ordinary shares were issued and outstanding as of June 1, 2020. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.
A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed with the SEC on April 9, 2019, as amended, and incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities together with other securities or separately. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
•the title of the series;
•the aggregate principal amount;
•the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•any limit on the aggregate principal amount;
•the date or dates on which principal is payable;
•the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;

•the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•the place or places where principal and, if applicable, premium and interest is payable;
•the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•the currency of denomination;
•the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;
•if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;
•the provisions, if any, relating to any collateral provided for such debt securities;
•any events of default;
•the terms and conditions, if any, for conversion into or exchange for our ordinary shares;
•any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.
One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for each ordinary share upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each shareholder;
•the number and terms of the ordinary shares which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•the title of such warrants;
•the aggregate number of such warrants;

•the price or prices at which such warrants will be issued and exercised;
•the currency or currencies in which the price of such warrants will be payable;
•the securities purchasable upon exercise of such warrants;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•any material Israeli and U.S. federal income tax consequences;
•the anti-dilution provisions of the warrants, if any; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any material provisions of the governing unit agreement that differ from those described above.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

PLAN OF DISTRIBUTION
We or the selling shareholders may sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•through agents; or
•through any other method permitted by applicable law and described in the applicable prospectus supplement.
The distribution of our securities or the selling shareholders’ ordinary shares may be carried out, from time to time, in one or more transactions, including:
•block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
A prospectus supplement or supplements (and any related free writing prospectus that we or the selling shareholders may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents;
•the method of distribution;
•the public offering price or purchase price and the proceeds to us from that sale;
•the expenses of the offering;
•any discounts to be allowed or paid to the underwriters, dealers or agents;
•all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and
•any other information regarding the distribution of the securities that we believe to be material.
Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or the selling shareholders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us or the selling shareholders to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
We or the selling shareholders may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and executive officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.
We have irrevocably appointed Tufin Software North America, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.
We have been informed by our Israeli counsel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.
Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Securities Exchange Act of 1934, as amended, the Exchange Act, and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things, the following key conditions are met:
•the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the judgment is enforceable according to the law of the foreign state in which the relief was granted;
•the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel; and
•the substance of the judgment and its enforcement is not contrary to the law, public policy, security or sovereignty of the State of Israel.
Even if the above conditions are met, an Israeli court will not enforce a U.S. judgment in a civil matter if:
•the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases and a request by the attorney general);
•the judgment was obtained by fraud;
•the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;
•the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;
•the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
•at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in NIS, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in NIS at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in non-Israeli currency. Pending collection, the amount of the judgment of an Israeli court stated in NIS ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES
The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee and the FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$29,686
FINRA filing fees	$34,806
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*
__________________
*To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS
Meitar | Law Offices will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us, any underwriter and any selling security holders by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.tufin.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on March 18, 2020;
•our report on Form 6-K furnished to the SEC on May 12, 2020 (relating solely to the tables containing GAAP financial information for the quarter ended March 31, 2020 contained in the press release attached as exhibit 99.1 thereto);
•our report on Form 6-K filed with the SEC on May 27, 2020; and
•the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 9, 2019, including any amendments or reports filed for the purpose of updating such description.
In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents.

$100,000,000
Ordinary Shares
Debt Securities
Rights
Warrants
Units
Offered by the Company
and
Up to 13,133,358 Ordinary Shares
Offered by Selling Shareholders

The date of this prospectus is                              , 2020.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8. Indemnification of Directors and Officers.
Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising from a breach of his or her duty of care in connection with a prohibited dividend or distribution to shareholders.
As permitted under the Israeli Companies Law, our amended and restated articles of association provide that we may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed as an office holder, either in advance of an event or following an event:
•a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;
•reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding, (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent or (iii) in connection with a monetary sanction;
•reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, (ii) in connection with criminal indictment of which the office holder was acquitted or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent;
•expenses he or she incurs as a result of administrative proceedings that may be instituted against him or her under Israeli securities laws if applicable, and payments made to injured persons under specific circumstances thereunder; and
•any other matter in respect of which it is permitted or will be permitted under applicable law to insure the liability of an office holder in the company.
Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:
•a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•a breach of duty of care to the company or to another person, to the extent such a breach arises out of the negligent conduct of the office holder; and
•a monetary liability imposed on the office holder in favor of a third party;
Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:
•a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
•a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;
•an act or omission committed with intent to derive illegal personal benefit; or
•a civil or administrative fine or forfeit levied against the office holder.
Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which controlling shareholders have a personal interest, also by the shareholders.
Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this prospectus, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.
We have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from this offering, to the extent that these liabilities are not covered by insurance. This indemnification is limited, with respect to any monetary liability imposed in favor of a third party, to events determined as foreseeable by the board of directors based on our activities. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is the greater of (x) 25% of our total shareholders’ equity pursuant to our most recent financial statements as of the time of the actual payment of indemnification and (y) $40.0 million (as may be increased from time to time by shareholders’ approval); provided, however, that in relation to indemnification claimed in connection with a public offering of our securities, the amount, if higher, shall be equal to the aggregate proceeds from the sale by us and/or any of our shareholders in connection with such public offering. Such indemnification amounts are in addition to any insurance amounts. Each office holder that agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

ITEM 9. Exhibits.

Exhibit No.	Exhibit Index
1.1*	Form of Underwriting Agreement
3.1
Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-230109))

4.1	Specimen Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-230109))
4.2	Form of Indenture
4.3*	Form of Debt Security
4.4*	Form of Subscription Right Agreement (including form of Right Certificate)
4.5*	Form of Warrant Agreement (including form of Warrant Certificate)
4.6*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Meitar | Law Offices
5.2	Opinion of White & Case LLP
23.1	Consent of Meitar | Law Offices (included in Exhibit 5.1)
23.2	Consent of White & Case LLP (included in Exhibit 5.2)
23.3	Consent of Kesselman & Kesselman, Certified Public Accounts (Isr.), a member firm of PricewaterhouseCoopers International Limited
24.1	Powers of Attorney (included in the signature pages hereto)
25.1**	Statement of Eligibility of Trustee under Indenture
__________________
* To be filed by amendment or incorporated by reference in connection with the offering of a class of securities.
** Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 10. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on July 6, 2020.

TUFIN SOFTWARE TECHNOLOGIES LTD.

By:	/s/ Reuven Kitov
Reuven Kitov
Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Reuven Kitov and Jack Wakileh, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed on July 6, 2020 by the following persons in the capacities indicated.

Signature	Title

/s/ Reuven Kitov	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Reuven Kitov

/s/ Jack Wakileh	Chief Financial Officer (Principal Financial and Accounting Officer)
Jack Wakileh

/s/ Reuven Harrison	Chief Technology Officer and Director
Reuven Harrison

/s/ Ohad Finkelstein	Director
Ohad Finkelstein

/s/ Yuval Shachar	Director
Yuval Shachar

/s/ Yair Shamir	Director
Yair Shamir

/s/ Edouard Cukierman	Director
Edouard Cukierman

/s/ Peter Campbell	Director
Peter Campbell

/s/ Dafna Gruber	Director
Dafna Gruber

/s/ Tom Schodorf	Director
Tom Schodorf

/s/ Brian Gumbel	Director
Brian Gumbel

TUFIN SOFTWARE TECHNOLOGIES LTD.		Authorized Representative in the United States
By:	/s/ Reuven Kitov
Reuven Kitov
Chief Executive Officer and Chairman of the Board